Exhibit 23.1 - Consent of Independent Auditors


We Consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-91724) pertaining to the Micro-Integration Corp. Stock Option Plan of our report dated May 30, 1997, with respect to the consolidated financial statements and schedule of Micro-Integration Corp. included in the Annual report (Form 10-KSB) for the yesr ended March 31, 1997.

                                                 /s/Ernst & Young LLP


Baltimore, Maryland
June 30, 1997